Exhibit 99.1

Investor contacts:

Todd Friedman, Stacie Bosinoff

The Blueshirt Group for CallWave

415-217-7722

todd@blueshirtgroup.com

CallWave Announces Financial Results for Fourth Quarter

and Year End of Fiscal 2005

Names Stephen Cordial as Chief Financial Officer

Santa Barbara, Calif., August 16, 2005 — CallWave, Inc. (Nasdaq: CALL), a leading provider of VoIP enhanced services, today reported financial results for the fourth quarter and year ended June 30, 2005. Additionally, the company announced that Stephen Cordial, who was named Interim Chief Financial Officer in May, has accepted the role of Chief Financial Officer.

For the fourth quarter of fiscal 2005, CallWave reported total revenue of $11.6 million, an increase of 11% over $10.4 million reported in the fourth quarter of fiscal 2004. Net income for the fourth quarter 2005 was $2.1 million, or $0.10 per diluted share, down from $2.4 million, or $0.14 per diluted share reported in the prior year.

Gross margins for the fourth quarter were 67%, and operating margins were 14%. CallWave generated $2.9 million in cash in its operations and closed the quarter with $56.8 million in cash, cash equivalents and marketable securities. At June 30, 2005, CallWave had 821,000 paid subscribers.

For the fiscal year ended June 30, 2005, CallWave reported total revenue of $45.5 million, an increase of 17% over $38.9 million reported in the fiscal year 2004. Net income for fiscal year 2005 was $11.6 million, compared to $11.5 million in the previous year.

Gross margins for fiscal year 2005 were 71%, compared to 70% in fiscal year 2004. Operating margins were 19% for fiscal year 2005, compared to 28% in fiscal year 2004. For 2005, CallWave generated $7.6 million in cash in its operations.

“The returns from our early mobile initiatives demonstrate that we can maintain a cash flow positive business while shifting our focus toward the emerging opportunity that is being generated by the convergence of fixed and mobile phone service,” commented David Hofstatter, President and CEO of CallWave. “CallWave has a deep history and a core competency in delivering seamless roaming between fixed and mobile phones through our unique network independent application platform. We plan to aggressively invest in product and business development to be at the forefront as this market takes off. We will do that in a rational, profitable manner, maximizing cash flow in our core landline market as we grow our mobile subscriber base.”

Conference Call Details

The CallWave Fourth Quarter 2005 teleconference and Webcast is scheduled to begin at 5:00 p.m. Eastern Time, on Tuesday, August 16, 2005. To access the live Webcast, please visit the investor relations section of the Company’s website http://www.callwave.com at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. An audio replay of the call will also be available to investors beginning at 8:00 p.m. ET on August 16, 2005, through August 30, 2005, by dialing (800) 405-2236 and entering the passcode 11035843#.

About CallWave

CallWave (Nasdaq:CALL) is a leader in VoIP enhanced services for the consumer and small business markets. The company provides VoIP application services on a subscription basis that add features and functionality to both the landline and wireless telecommunications services used in homes and small offices. CallWave’s proprietary VoIP software allows subscribers to get more out of their existing personal communications networks — landline, mobile and IP — by adding software-based call-handling features and by bridging all three networks to help subscribers get their important calls. Founded in 1998, CallWave is headquartered in Santa Barbara, California. For further information, please visit www.callwave.com.

Safe Harbor Statement

Except for the historical statements contained herein, the foregoing release contains forward-looking statements, including statements regarding, among other matters, our future financial performance. These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to the ability to forecast consumer behavior and recognize or respond to emerging trends, changing preferences or competitive factors, the market acceptance of our new products and product enhancements, claims regarding alleged infringement of third parties’ intellectual property rights, the ability to maintain or expand our customer and partner relationships and other risks and uncertainties. Please consult the various reports and documents filed by CallWave with the U.S. Securities and Exchange Commission, including but not limited to CallWave’s prospectus on Form S-1 for factors potentially affecting the Company’s future financial results. All forward-looking statements are made as of the date hereof and CallWave disclaims any responsibility to update or revise any forward-looking statement provided in this news release. The results for the fourth quarter of fiscal 2005 are not necessarily indicative of CallWave’s operating results for any future periods.

CallWave is a registered trademark of CallWave, Inc. All other trademarks are the property of their respective holders.

CALLWAVE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of June 30, 2004	As of June 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$6,187	$16,828
Marketable securities	7,003	39,996
Restricted cash	335	335
Accounts receivable; net of allowance for doubtful accounts of $402 and $370	3,690	5,676
Inventory	—	454
Prepaid income tax	—	113
Other current assets	153	476

Total current assets	17,368	63,878

Property and equipment, net	1,743	2,024
Deferred tax asset	1,664	2,929
Other assets	853	414

Total assets	$21,628	$69,245

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,245	$802
Accrued payroll	758	1,014
Deferred revenues	2,401	1,587
Income taxes payable	1,158	—
Other current liabilities	543	1,447

Total current liabilities	6,105	4,850

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock	28,761	—
Common stock	3,998	70,295
Deferred compensation	(303)	(545)
Accumulated comprehensive income (loss)	—	(24)
Accumulated deficit	(16,933)	(5,331)

Total stockholders’ equity	15,523	64,395

Total liabilities and stockholders’ equity	$21,628	$69,245

CALLWAVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Year Ended June 30,
	2004	2005	2004	2005
Revenues	$10,420	$11,610	$38,886	$45,518
Cost of sales	3,025	3,865	11,673	13,026

Gross profit	7,395	7,745	27,213	32,492

Operating expenses:
Sales and marketing	1,738	1,812	5,987	9,533
Research and development	1,581	1,814	5,294	6,868
General and administrative	1,295	2,474	5,015	7,626

Total operating expenses	4,614	6,100	16,296	24,027

Operating income	2,781	1,645	10,917	8,465
Interest income (expense), net	37	370	93	1,032

Income before income taxes	2,818	2,015	11,010	9,497

Income tax expense (benefit)	381	(49)	(505)	(2,105)

Net income	$2,437	$2,064	$11,515	$11,602

Net income per share:
Basic	$0.38	$0.10	$1.96	$0.72
Diluted	0.14	0.10	0.73	0.57

Weighted-average common shares outstanding:
Basic	6,334	19,691	5,886	16,171
Diluted	16,970	21,076	15,674	20,296

CALLWAVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Year Ended June 30,
	2004	2005
Cash flows from operating activities:
Net income	$11,515	$11,602
Operating activity adjustments
Depreciation and amortization	758	790
Impairment of long lived assets	30	4
Deferred compensation	620	186
Deferred tax asset	(1,664)	(1,265)
Bad debt expense	1,146	1,487

Changes in operating assets & liabilities:
Restricted cash	(335)	—
Accounts receivable, net of bad debt expense	(1,817)	(3,472)
Inventory	—	(454)
Prepaid income tax	—	(113)
Other assets	(730)	116
Accounts payable	340	(444)
Accrued payroll	206	386
Deferred revenue	(637)	(814)
Income taxes payable	1,158	(1,158)
Accrued other liabilities	324	774

Net cash provided by operating activities	10,914	7,625

Cash flows from investing activities:
Purchases of marketable securities	(7,003)	(33,017)
Purchases of property and equipment	(767)	(1,075)

Net cash used in investing activities	(7,770)	(34,092)

Cash flows from financing activities:
Exercises of stock options and warrants	663	1,883
Proceeds from initial public offering	—	37,200
Costs incurred in initial public offering	—	(1,975)

Net cash provided by financing activities	663	37,108

Net increase in cash and cash equivalents	3,807	10,641
Cash and cash equivalents at beginning of the period	2,380	6,187

Cash and cash equivalents at end of the period	$6,187	$16,828